UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013 (June 24, 2013)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

____________________________________________________________________
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Lien Financing Agreement

On June 24, 2013 (the “Refinancing Date”), Oxford Resource Partners, LP (the “Partnership”), along with Oxford Mining Company, LLC (“Oxford Mining,” and together with each other person that becomes a borrower thereunder, the “First Lien Borrowers”) and each subsidiary of the Partnership listed as a guarantor (together with the Partnership and each other person that becomes a guarantor thereunder, the “First Lien Guarantors,” and together with the First Lien Borrowers, the “First Lien Loan Parties”) entered into a first lien financing agreement (the “First Lien Financing Agreement”) with the lenders party thereto (collectively, the “First Lien Lenders”) and Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent and administrative agent for the First Lien Lenders.

Pursuant to the First Lien Financing Agreement, the First Lien Lenders extended to the First Lien Borrowers credit consisting of (a) a $75,000,000 term loan and (b) a $25,000,000 revolving credit facility, which revolving credit facility under the First Lien Financing Agreement includes a subfacility for the issuance of letters of credit. The term loan and the revolving credit facility will mature in 2015 and may be extended by Oxford Mining according to their respective terms. The borrowings under the First Lien Financing Agreement will bear interest at a rate per annum equal to, at the option of the First Lien Borrowers, the specified Reference Rate or LIBOR Rate, as the case may be, plus the Applicable Margin (for these purposes, LIBOR, Reference Rate, LIBOR Rate and Applicable Margin are defined in the First Lien Financing Agreement). The borrowings are guaranteed by the First Lien Guarantors and secured by a first-priority lien on and security interest in substantially all of the assets of the First Lien Loan Parties.

The First Lien Financing Agreement contains customary affirmative covenants and negative covenants, including restrictions on each First Lien Loan Party’s ability to incur additional liens or indebtedness, make fundamental changes or dispositions, make changes in the nature of its business, make certain investments, loans or advances, pay dividends or other distributions, create certain lease obligations, make capital expenditures in excess of a certain amount, enter into transactions with affiliates, issue equity interests, and modify indebtedness, organizational and certain other documents. The restriction regarding dividends or other distributions precludes the Partnership from making unitholder distributions during the term of the First Lien Financing Agreement.

The First Lien Financing Agreement also requires the First Lien Loan Parties to comply with certain financial covenants, including financial covenants:

●

limiting the “senior leverage ratio” (i.e., the ratio of (a) the sum of the outstanding principal amount of all revolving loans, all letter of credit obligations and the outstanding principal balance of the term loan under the First Lien Financing Agreement to (b) consolidated adjusted EBITDA) of the Partnership and its wholly owned subsidiaries;

●

limiting the “total leverage ratio” (i.e., the ratio of (a) the sum of (i) the outstanding principal amount of all revolving loans, all letter of credit obligations and the outstanding principal balance of the term loan under the First Lien Financing Agreement, plus (ii) the outstanding principal balance of the term loan under the Second Lien Financing Agreement (as defined below), plus (iii) the outstanding principal of all capitalized lease obligations, to (b) consolidated adjusted EBITDA) of the Partnership and its wholly owned subsidiaries;

●

limiting the “fixed charge coverage ratio” (i.e., the ratio of consolidated adjusted EBITDA to the sum of certain principal payment of indebtedness, income tax, interest expense, dividends or distributions, fees, capital expenditures) of the Partnership and its wholly owned subsidiaries; and

●	limiting the consolidated adjusted EBITDA of the Partnership and its wholly owned subsidiaries.

The events that constitute an event of default under the First Lien Financing Agreement include, among other things, the failure to pay principal and interest when due, breach of representations and warranties, failure to comply with covenants, failure to pay indebtedness when due in excess of a certain amount, bankruptcy or insolvency, invalidity or unenforceability of relevant loan documents, failure of a valid and perfected first-priority lien for the benefit of the First Lien Lenders as provided in the First Lien Financing Agreement, entry of certain judgments or orders against or indictment of the Partnership or any of its significant subsidiaries, cessation of a substantial part of the business of or loss of material licenses or permits by the Partnership or any of its significant subsidiaries, material damage to or loss of any collateral, certain termination events related to employee plans, certain defaults on other indebtedness, a change of control, and an event or development which could be reasonably expected to have a material adverse effect.

The proceeds of the borrowings under the First Lien Financing Agreement are being used to refinance a portion of the existing indebtedness of the Borrowers (as defined below), to cash collateralize certain existing letters of credit, to pay fees and expenses related to the refinancing of the indebtedness of the Borrowers including fees and expenses related to the First Lien Financing Agreement, and for general working capital purposes.

A copy of the First Lien Financing Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Second Lien Financing Agreement

On the Refinancing Date, the Partnership, along with Oxford Mining (together with each other person that becomes a borrower thereunder, the “Second Lien Borrowers,” and together with the First Lien Borrowers, the “Borrowers”) and each subsidiary of the Partnership listed as a guarantor (together with the Partnership and each other person that becomes a guarantor thereunder, the “Second Lien Guarantors,” and together with the “Second Lien Borrowers,” the “Second Lien Loan Parties”) entered into a second lien financing agreement (the “Second Lien Financing Agreement,” and together with the First Lien Financing Agreement, the “Financing Agreements,” with the transactions contemplated in the Financing Agreements hereinafter collectively referred to as the “Financing Transactions”) with the lenders party thereto (collectively, the “Second Lien Lenders”) and Obsidian Agency Services, Inc., a California corporation (“Obsidian”), as collateral agent and administrative agent for the Second Lien Lenders.

Pursuant to the Second Lien Financing Agreement, the Second Lien Lenders extended to the Second Lien Borrowers credit consisting of a $75,000,000 term loan, which may be increased by up to $10,000,000. The term loan under the Second Lien Financing Agreement will mature in 2015 and may be extended by the Second Lien Borrowers according to its terms. The term loan under the Second Lien Financing Agreement will bear interest at a rate per annum equal to, at the option of the Second Lien Borrowers, the specified Reference Rate or LIBOR Rate, as the case may be, plus the Applicable Margin (for these purposes, LIBOR, Reference Rate, LIBOR Rate and Applicable Margin are defined in the Second Lien Financing Agreement). In addition to the interest described in the previous sentence, the term loan under the Second Lien Financing Agreement will bear interest of 5.75% per annum, which additional interest will be paid-in-kind (“PIK Interest”). Such PIK Interest will be added to the then-outstanding principal amount of the term loan under the Second Lien Financing Agreement as additional principal obligations. The term loan under the Second Lien Financing Agreement is guaranteed by the Second Lien Guarantors and secured by a second-priority lien on and security interest in substantially all of the assets of the Second Lien Loan Parties.

The Second Lien Financing Agreement contains customary affirmative covenants and negative covenants similar to those contained in the First Lien Financing Agreement. This includes a covenant precluding the Partnership from making unitholder distributions during the term of the Second Lien Financing Agreement. In addition, the Second Lien Financing Agreement provides that the “Required Lenders” may, at their sole option, from time to time designate a person serving as either (a) a non-voting board observer to the board of directors (the “Board”) of the Partnership’s general partner, Oxford Resources GP, LLC (the “General Partner”), or (b) a voting member of the Board. The “Required Lenders” refers to the Second Lien Lenders whose pro rata shares (i.e., the percentage obtained by dividing (x) the unpaid principal amount of such Second Lien Lenders’ portion of the term loan under the Second Lien Financing Agreement by (y) the aggregate unpaid principal amount of such term loan under the Second Lien Financing Agreement) aggregate at least 50.1%.

The Second Lien Financing Agreement also requires the Second Lien Loan Parties to comply with certain financial covenants, including financial covenants:

●	limiting the senior leverage ratio of the Partnership and its wholly owned subsidiaries;

●	limiting the total leverage ratio of the Partnership and its wholly owned subsidiaries;

●	limiting the fixed charge coverage ratio of the Partnership and its wholly owned subsidiaries; and

●	limiting the consolidated adjusted EBITDA of the Partnership and its wholly owned subsidiaries.

The events that constitute an event of default under the Second Lien Financing Agreement include, among other things, the failure to pay principal and interest when due, breach of representations and warranties, failure to comply with covenants, failure to pay indebtedness when due in excess of a certain amount, bankruptcy or insolvency, invalidity or unenforceability of relevant loan documents, failure of a valid and perfected second-priority lien for the benefit of the Second Lien Lenders as provided in the Second Lien Financing Agreement, entry of certain judgments or orders against or indictment of the Partnership or any of its significant subsidiaries, cessation of a substantial part of the business of or loss of material licenses or permits by the Partnership or any of its significant subsidiaries, material damage to or loss of any collateral, certain termination events related to employee plans, certain defaults on other indebtedness, a change of control, and an event or development which could be reasonably expected to have a material adverse effect.

The proceeds of the borrowings under the Second Lien Financing Agreement are being used to refinance a portion of the existing indebtedness of the Borrowers, to cash collateralize certain existing letters of credit, to pay fees and expenses related to the refinancing of the indebtedness of the Borrowers including fees and expenses related to the Second Lien Financing Agreement, and for general working capital purposes.

A copy of the Second Lien Financing Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Intercreditor Agreement

On the Refinancing Date, in connection with the Financing Agreements, the Partnership, along with Oxford Mining and each subsidiary of the Partnership listed as a guarantor in the Financing Transactions, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with Cerberus, as collateral agent and administrative agent for the First Lien Lenders, and Obsidian, as collateral agent and administrative agent for the Second Lien Lenders. The Intercreditor Agreement (a) provides that any liens on the assets and properties of the Partnership, the Borrowers and any of their subsidiaries securing the indebtedness under the Second Lien Financing Agreement are subordinate to liens on the assets and properties of the Partnership, the Borrowers and any of their subsidiaries securing the indebtedness under the First Lien Financing Agreement, and (b) sets forth the respective rights, obligations and remedies of the First Lien Lenders under the First Lien Financing Agreement with respect to their first-priority liens and the Second Lien Lenders under the Second Lien Financing Agreement with respect to their second-priority liens.

A copy of the Intercreditor Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Warrant Issuance Agreement and Warrants for Common Units and Subordinated Units of the Partnership and Class B Units of the General Partner

On the Refinancing Date, in connection with the Second Lien Financing Agreement, the Partnership and the General Partner entered into a Warrant Issuance Agreement (the “Warrant Issuance Agreement”) with the Second Lien Lenders and/or certain of their affiliates (collectively, the “Holders”), pursuant to which such Holders were issued (a) warrants to purchase up to 1,955,666 common units (“Common Units”) of the Partnership (the “Common Unit Warrant”), (b) warrants to purchase up to 1,814,185 subordinated units (“Subordinated Units”) of the Partnership (the “Subordinated Unit Warrant,” and together with the Common Unit Warrant, the “Partnership Warrants”), and/or (c) warrants to purchase up to 236.208072 Class B Units (the “Class B Units”) of the General Partner (the “General Partner Warrants,” and together with the Partnership Warrants, the “Warrants ”).

Subject to the terms of the Warrant Issuance Agreement, the Holders are entitled to exercise each Warrant at an exercise price of $0.01 per Common Unit, Subordinated Unit and Class B Unit, respectively, subject to certain adjustments from time to time as provided in the Warrant Issuance Agreement and the respective Warrants. Each Warrant expires five (5) years from its date of issuance. A Holder may exercise the Warrants by paying the applicable exercise price in cash or on a net issuance cashless basis.

The Holders are also subject to certain restrictions with respect to the General Partner Warrants as set forth in the Additional Investors’ Rights Agreement (as defined below).

The number of securities issuable upon exercise of any of the Warrants and the exercise prices of the Warrants will be adjusted in connection with certain issuances or sales of securities and convertible securities of the Partnership or the General Partner, or any subdivision, reclassification or combinations thereof, as set forth in the Warrant Issuance Agreement and respective Warrants. Additionally, in the case of any reclassification or capital reorganization of the capital stock of the Partnership or the General Partner, as applicable, the Holder of each Warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive, upon exercise of the applicable Warrant, the kind and amount of stock, other securities, cash or other property that such Holder would have received if such Warrant had been exercised. If, prior to the third anniversary of the issuance date for the Warrants, the Common Units are not listed for trading on an eligible market for more than 60 consecutive days, the Partnership shall purchase the Common Unit Warrant and the Subordinated Unit Warrant and any Common Units and Subordinated Units issued pursuant thereto from the Holder upon notice of a request therefor for a value equal to the fair market value thereof.

The Warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder because such issuances did not involve a public offering of securities. The Warrants and the securities underlying the Warrants constitute “restricted securities” under the Act.

Copies of the Warrant Issuance Agreement and the Warrants will be filed as exhibits to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Amendment to Existing Investors’ Rights Agreement

On the Refinancing Date, in connection with the Second Lien Financing Agreement, the Partnership, the General Partner, AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM”), C&T Coal, Inc., an Ohio corporation (“C&T Coal”), Charles C. Ungurean and Thomas T. Ungurean entered into an amendment (the “Amendment to Existing Investors’ Rights Agreement”) which amends the Investors’ Rights Agreement dated as of August 24, 2007 by and among the parties thereto (the “Existing Investors’ Rights Agreement”).

Pursuant to the Amendment to Existing Investors’ Rights Agreement, the Lenders are granted the right by majority action, which may or may not be taken, to designate one member of the Board (the “Lenders’ Designated Director”) from time to time during the term of the Second Lien Financing Agreement.

The Amendment to Existing Investors’ Rights Agreement does not alter, and accordingly C&T Coal retains, the right of C&T Coal to designate a number of directors to the Board proportionate to its percentage share of the total outstanding membership interests in the General Partner. AIM has the right to designate the remaining members of the Board. However, the number of directors C&T Coal has the right to appoint are reduced if necessary such that the number of directors designated by C&T Coal (not less than one), the number of members of the Board that are independent directors and the member of the Board that is a Lenders’ Designated Director (if one has been designated) are in total less than 50% of the members of the Board.

C&T Coal continues to have the right to designate members of the Board until C&T Coal, Charles C. Ungurean and Thomas T. Ungurean cease to own in the aggregate at least 15% of the outstanding Class A Units of the General Partner.

A copy of the Amendment to Existing Investors’ Rights Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Additional Investors’ Rights Agreement

On the Refinancing Date, in connection with the Second Lien Financing Agreement, the Partnership, the General Partner, AIM and the Second Lien Lenders entered into an additional investors’ rights agreement (the “Additional Investors’ Rights Agreement”), which provides that the Subordinated Units issued to the Second Lien Lenders pursuant to the terms of the Subordinated Units Warrant (a) may not be transferred without approval of the Board, except in connection with the exercise of tag along rights or drag along rights as provided in the Additional Investors’ Rights Agreement, (b) are subject to the tag along rights if AIM and/or C&T Coal elect to transfer more than 10% of the Subordinated Units held by them to a non-affiliated third party, and (c) are subject to the drag along rights in certain circumstances where more than 50% of the Subordinated Units are being transferred to any person or persons in one or a series of similar or related bona fide arms’-length transactions.

Under the Additional Investors’ Rights Agreement, the Second Lien Lenders grant an irrevocable proxy to AIM or its designees to vote, with respect to any matter, all Common Units held by the Second Lien Lenders in proportion to the votes cast by all other holders of Common Units entitled to vote or consent to such matter.

A copy of the Additional Investors’ Rights Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the Financing Agreements and the Intercreditor Agreement set forth in Item 1.01 above are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure with respect to the Warrants set forth in Item 1.01 above is incorporated in this Item 3.02 by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure of the Amendment to Existing Investors’ Rights Agreement and the Additional Investors’ Rights Agreement set forth in Item 1.01 above are incorporated in this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Refinancing Date, in connection with the Financing Transactions, the General Partner and Charles C. Ungurean (the “Executive”) entered into a new employment agreement (the “New Employment Agreement”) to replace and supersede the Executive’s employment agreement entered into as of March 29, 2013 (the “Existing Employment Agreement”). The only modifications to the Existing Employment Agreement effected by the New Employment Agreement are with respect to the initial expiration date of the Executive’s employment with the General Partner and the Executive’s right to terminate employment. Under the New Employment Agreement, the parties have mutually agreed that the initial expiration date of the Executive’s employment will be the later of (a) December 31, 2016 and (b) the date of repayment of the obligations in full under the Financing Agreements and the termination of the Financing Agreements, subject to the same conditions as provided in the Existing Employment Agreement. In addition, while the Executive will still have the right to terminate his employment for certain good reasons, he will not have the right to terminate for any other reason or for no reason, which was previously permitted under the Existing Employment Agreement.

A copy of the New Employment Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment to Partnership’s Limited Partnership Agreement

On the Refinancing Date, in connection with the Second Lien Financing Agreement, the Partnership entered into a First Amendment to Third Amended and Restated Limited Partnership Agreement (the “LPA Amendment”), amending the Partnership’s Third Amended and Restated Limited Partnership Agreement

The LPA Amendment was entered into to accommodate the issuance of the Partnership Warrants described above. The amendments implemented by the LPA Amendment include, among other things, amendments relating to the definition of capital contribution, adjustment of capital accounts of partners and the carrying value of Partnership properties, and tax treatment in respect of the Partnership Warrants and the units issued upon exercise of the Partnership Warrants.

The foregoing description is qualified in its entirety by reference to the full text of the LPA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to General Partner’s Limited Liability Company Agreement

On the Refinancing Date, in connection with the Second Lien Financing Agreement, the holders of a majority interest in the General Partner entered into a First Amendment to Third Amended and Restated Limited Liability Company Agreement (the “LLCA Amendment”), amending the General Partner’s Third Amended and Restated Limited Liability Company Agreement (the “LLCA”).

The LLCA Amendment was entered into to accommodate governance and other changes provided for in the Second Lien Financing Agreement and the Amendment to Existing Investors’ Rights Agreement described above. The amendments implemented by the LLCA Amendment include, among other things, amendments relating to the General Partner’s board of directors and the members thereof which enable the Second Lien Lenders to designate a member thereof if they choose, the issuance and exercise of the General Partner Warrants, and the rights and obligations of holders of the General Partner Warrants and the Class B Units issued upon exercise of the General Partner Warrants (the “General Partner Warrant Exercised Units”). In particular, pursuant to the LLCA Amendment:

●	The number of directors constituting the Board is authorized to be between three and fifteen.

●	All decisions of the Board shall require the affirmative vote of a majority of the directors (including at least one director designated by AIM).

●

If the General Partner offers to issue any securities, a holder of General Partner Warrant Exercised Units will have a preemptive right to purchase a portion of such securities in proportion to its holding of units as a percentage of the total outstanding units prior to such issuance. A holder of General Partner Warrants will be deemed to own the General Partner Warrant Exercised Units subject to exercise of such General Partner Warrants for this purpose.

●

Without the prior consent of the holders of a majority of the outstanding General Partner Warrant Exercised Units, the General Partner is not allowed to enter into transactions with its affiliates (other than the Partnership) unless such transactions are approved by a majority of the independent directors. A holder of General Partner Warrants will be deemed to own the General Partner Warrant Exercised Units subject to exercise of such General Partner Warrants for this purpose.

●	Holders of General Partner Warrants and General Partner Warrant Exercised Units are subject to the tag along and drag along rights according to the terms of the LLCA.

The foregoing description is qualified in its entirety by reference to the full text of the LLCA Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 25, 2013, the Partnership issued a press release announcing that it had closed the Financing Transactions described in this Current Report. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amendment to Third Amended and Restated Limited Partnership Agreement of Oxford Resource Partners, LP dated June 24, 2013.

3.2	First Amendment to Third Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated June 24, 2013.

99.1	Press Release dated June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

By: Oxford Resources GP, LLC, its general partner

Dated: June 25, 2013	By:	/s/ Bradley W. Harris
		Name:	Bradley W. Harris
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	First Amendment to Third Amended and Restated Limited Partnership Agreement of Oxford Resource Partners, LP dated June 24, 2013.

3.2	First Amendment to Third Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated June 24, 2013.

99.1	Press Release dated June 25, 2013.